Exhibit 99.1

Butterfly Network Reports Fourth Quarter and Full Year 2021 Financial Results

Full Year 2021 Revenue Growth of 35%

Positive Momentum Driving a New Standard of Care with Butterfly

GUILFORD, Conn., and NEW YORK, February 28, 2022 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly”), a digital health company transforming care with handheld, whole-body ultrasound, today announced financial results for the quarter and full year ended December 31, 2021, and provided a business update.

Financial and Recent Business Highlights:

●	Reported revenue of $62.6 million for the full year ended December 31, 2021, representing a 35.3% increase from $46.3 million for the full year ended December 31, 2020.

●	Launched Butterfly BlueprintTM including AI-powered image capture and interpretation powered by Caption Health.

●	Announced a large-scale Butterfly Blueprint deployment at The University of Rochester Medical Center.

●	Partnered with Ambra, an Intelerad Company and maker of a leading cloud-based, medical image management to enhance ultrasound data integration with Butterfly Blueprint.

“We have made significant progress in our first year as a public company,” said Dr. Todd Fruchterman, Butterfly’s President and Chief Executive Officer. “We generated substantial growth in both human healthcare and veterinarian markets including customer deployments, adoption by medical education institutions and global expansion through distributors and partnerships. At the same time, we also strengthened our people, began to evolve our business model, and our approach to innovation.” Fruchterman continued, “As we invest and grow in 2022, we are innovating to bring valuable clinical insights to every care setting worldwide and advancing our vision to make Butterfly as ubiquitous as the stethoscope.”

Fourth Quarter 2021 Financial Results

Fourth quarter revenue increased 21.3% to $19.0 million from $15.7 million in the fourth quarter of 2020. Product revenue increased 15.1% to $14.4 million from $12.5 million in the fourth quarter of 2020. Subscription revenue increased 46.2% to $4.6 million from $3.1 million in the fourth quarter of 2020.

Gross profit for the fourth quarter of 2021 was $7.5 million, compared to gross profit of $8.7 million in the fourth quarter of 2020. Adjusted gross profit was $10.1 million for the fourth quarter of 2021, compared to an adjusted gross profit of $4.9 million in the fourth quarter of 2020.

Total gross margin for the quarter was 39.7%, compared to 55.6% in the fourth quarter of 2020. Adjusted gross margin was 53.3%, compared to 31.2% in the fourth quarter of 2020.

Operating expenses were $52.8 million, compared to $30.9 million in the fourth quarter of 2020, representing an increase of 71.0% primarily due to the build out of personnel and services to support growth initiatives and expenses related to being a publicly traded company.

Net loss was $15.2 million, compared to a net loss of $22.9 million during the fourth quarter of 2020. Adjusted EBITDA was a loss of $33.3 million during the fourth quarter of 2021, compared to a loss of $21.0 million in the fourth quarter of 2020.

Cash and cash equivalents were $422.8 million as of December 31, 2021.

A reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin for the three months and the year ended December 31, 2021 and 2020, is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Full Year 2021 Financial Results

Full year revenue increased 35.3% to $62.6 million from $46.3 million in full year 2020. Product revenue increased 24.8% to $47.9 million from $38.3 million in full year 2020. Subscription revenue increased 85.9% to $14.7 million from $7.9 million in 2020.

Gross profit for the full year 2021 was $17.1 million, compared to gross profit of negative $61.2 million in full year 2020. Adjusted gross profit was $31.6 million for the full year 2021, compared to an adjusted gross profit of $1.6 million in full year 2020.

Total gross margin for the full year 2021 was 27.3%, compared to a negative 132.4% in 2020. Adjusted gross margin was 50.5%, compared to 3.5% in full year 2020.

Full year operating expenses were $209.8 million, compared to $100.4 million in full year 2020, representing an increase of 109% primarily due to the build out of personnel and services to support growth initiatives and expenses related to being a publicly traded company.

Full year net loss was $32.4 million, compared to a net loss of $162.7 million for the full year 2020. Full year adjusted EBITDA was a loss of $121.8 million, compared to a loss of $85.2 million for the full year 2020.

2022 Financial Guidance

●	Revenue is expected to be approximately $83 million to $88 million, or approximately 33% to 41% growth year-over-year.

●	Net loss is expected to be approximately $225 million to $245 million, assuming no change in the fair value of our warrants. Adjusted EBITDA loss is expected to be approximately $175 million to $195 million.

Butterfly may incur charges, realize gains or losses, incur financing costs, or interest expense, or experience other events in 2022 that could cause actual results to vary materially from this guidance.

Conference Call

A conference call to review the fourth quarter and full year 2021 financial results and provide a business update is scheduled for February 28, 2022, at 8:30 am Eastern Time. Interested parties may access the conference call by dialing (888) 440-4052 (U.S.) or (646) 960-0827 (Outside U.S.) and referencing Conference ID 9393576. Additionally, a link to a live webcast of the call will be available in the Investor section of Butterfly's website.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011, and recently listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe whole-body ultrasound system using semiconductor technology, the Butterfly iQ+. Butterfly's mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Butterfly iQ+ is a prescription device intended for qualified healthcare professionals only.

For more information, visit www.butterflynetwork.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin. The Company presents non-GAAP financial measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin, provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are key performance measures that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin alongside other financial performance measures prepared in accordance with GAAP, including net loss, gross profit, and gross margin.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin, the most directly comparable GAAP financial measures. A reconciliation of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, development of products and services, and the size and potential growth of current or future markets for its products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business, including issues relating to Omicron or other variants; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; manufacturing and supply of the Company’s products; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investors
Agnes Lee
650.677.9138
alee@butterflynetwork.com

Media
Holly Spring

781.888.8219

hspring@butterflynetwork.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue:
Product	$14,413	$12,527	$47,868	$38,347
Subscription	4,574	3,128	14,697	7,905
Total revenue	$18,987	$15,655	$62,565	$46,252
Cost of revenue:
Product	8,218	11,028	29,308	46,294
Subscription	887	(192)	2,238	1,068
Loss (gain) on product purchase commitments	2,342	(3,880)	13,965	60,113
Total cost of revenue	$11,447	$6,956	$45,511	$107,475
Gross profit	$7,540	$8,699	$17,054	$(61,223)
Operating expenses:
Research and development	$20,002	$13,311	74,461	49,738
Sales and marketing	15,054	8,855	49,604	26,263
General and administrative	17,789	8,744	85,717	24,395
Total operating expenses	52,845	30,910	209,782	100,396
Loss from operations	$(45,305)	$(22,211)	$(192,728)	$(161,619)
Interest income	$834	$47	2,573	285
Interest expense	(6)	(723)	(651)	(1,141)
Change in fair value of warrant liabilities	30,567	—	161,095	—
Other income (expense), net	(1,257)	(48)	(2,577)	(231)
Loss before provision for income taxes	$(15,167)	$(22,935)	$(32,288)	$(162,706)
Provision for income taxes	49	7	121	39
Net loss and comprehensive loss	$(15,216)	$(22,942)	$(32,409)	$(162,745)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.08)	$(3.73)	$(0.19)	$(26.87)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	198,004,664	6,145,688	173,810,053	6,056,574

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$422,841	$60,206
Accounts receivable, net	11,936	5,752
Inventories	36,243	25,805
Current portion of vendor advances	27,500	2,571
Prepaid expenses and other current assets	13,384	2,998
Total current assets	$511,904	$97,332
Property and equipment, net	14,703	6,870
Non-current portion of vendor advances	12,782	37,390
Operating lease assets	24,083	—
Other non-current assets	8,493	5,599
Total assets	$571,965	$147,191
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,798	$16,400
Deferred revenue, current	13,071	8,443
Accrued purchase commitments, current	5,329	22,890
Accrued expenses and other current liabilities	25,631	21,962
Total current liabilities	$49,829	$69,695
Deferred revenue, non-current	5,476	2,790
Convertible debt	—	49,528
Loan payable	—	4,366
Warrant liabilities	26,229	—
Accrued purchase commitments, non-current	14,200	19,660
Operating lease liabilities	27,690	—
Other non-current liabilities	850	2,146
Total liabilities	$124,274	$148,185

Convertible preferred stock:
Convertible preferred stock (Series A, B, C and D) $.0001 par value with an aggregate liquidation preference of $0 and $383,829 at December 31, 2021 and 2020, respectively; 0 and 107,197,118 shares authorized, issued and outstanding at December 31, 2021 and 2020, respectively	—	360,937
Stockholders’ equity (deficit):
Class A common stock $.0001 par value; 600,000,000 and 116,289,600 shares authorized at December 31, 2021 and 2020, respectively; 171,613,049 and 6,593,291 shares issued and outstanding at December 31, 2021 and 2020, respectively	17	1
Class B common stock $.0001 par value; 27,000,000 and 26,946,089 shares authorized at December 31, 2021 and 2020, respectively; 26,426,937 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively	3	—
Additional paid-in capital	874,886	32,874
Accumulated deficit	(427,215)	(394,806)
Total stockholders’ equity (deficit)	$447,691	$(361,931)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$571,965	$147,191

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(32,409)	$(162,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,090	1,316
Write-down of vendor advance	2,300	10,560
Non-cash interest expense on convertible debt	389	1,047
Write-down of inventories	889	7,123
Stock-based compensation expense	47,798	11,004
Change in fair value of warrant liabilities	(161,095)	—
Other	1,900	1,966
Changes in operating assets and liabilities:
Accounts receivable	(6,127)	(4,377)
Inventories	(11,285)	(23,487)
Prepaid expenses and other assets	(10,669)	(20)
Vendor advances	(2,621)	1,658
Accounts payable	(10,521)	11,175
Deferred revenue	7,314	7,446
Accrued purchase commitments	(23,063)	42,550
Change in operating lease assets and liabilities	1,901	—
Accrued expenses and other liabilities	4,022	13,084
Net cash used in operating activities	$(189,187)	$(81,700)

Cash flows from investing activities:
Purchases of marketable securities	(1,019,003)	—
Sales of marketable securities	1,017,010	—
Purchases of property and equipment	(7,877)	(2,376)
Net cash used in investing activities	$(9,870)	$(2,376)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	21,707	2,038
Net proceeds from equity infusion from the Business Combination	548,403	(657)
Proceeds from loan payable	—	4,366
Proceeds from issuance of convertible debt	—	50,000
Payment of loan payable	(4,366)	—
Payments of debt issuance costs	(52)	(1,467)
Net cash provided by financing activities	$565,692	$54,280
Net (decrease) increase in cash, cash equivalents and restricted cash	$366,635	$(29,796)
Cash, cash equivalents and restricted cash, beginning of period	60,206	90,002
Cash, cash equivalents and restricted cash, end of period	$426,841	$60,206

Reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets
Cash and cash equivalents	$422,841	$60,206
Restricted cash	4,000	—
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$426,841	$60,206

Supplemental disclosure of non-cash investing and financing activities
Purchase of property and equipment	1,841	564
Deferred offering costs and debt issuance costs	—	3,106

BUTTERFLY NETWORK, INC.

ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue	$18,987	$15,655	$62,565	$46,252
Cost of revenue	11,447	6,956	45,511	107,475
Gross profit	$7,540	$8,699	$17,054	$(61,223)

Gross margin	39.7%	55.6%	27.3%	(132.4)%

Add:
Depreciation and amortization	245	71	536	140
Warranty liability policy change	—	—	(560)	—
Loss (gain) on purchase commitments	2,342	(3,880)	13,965	60,113
Inventory write-downs	—	—	582	2,570
Adjusted gross profit	$10,127	$4,890	$31,577	$1,600

Adjusted gross margin	53.3%	31.2%	50.5%	3.5%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
(In thousands)	2021	2020	2021	2020
Net loss	$(15,216)	$(22,942)	$(32,409)	$(162,745)
Interest income	(834)	(47)	(2,573)	(285)
Interest expense	6	723	651	1,141
Change in fair value of warrant liabilities	(30,567)	—	(161,095)	—
Other expense, net	1,257	48	2,577	231
Provision for income taxes	49	7	121	39
Stock based compensation	9,029	3,277	47,798	11,004
Depreciation and amortization	670	412	2,090	1,316
CEO transition costs	—	—	5,398	—
Warranty liability policy change	—	—	(560)	—
Transaction bonus	—	—	1,653	—
Impairments	—	1,390	—	1,390
Loss (gain) on purchase commitments	2,342	(3,880)	13,965	60,113
Inventory write-downs	—	—	582	2,570
Adjusted EBITDA	$(33,264)	$(21,012)	$(121,802)	$(85,226)